Exhibit 99 (a)
Supplemental Financial Information

1 Financial Overview -- Summary credit agreement model liquidity Chart contains forward-looking information as to which risk factors identified at commencement of presentation apply 1 - Excludes restricted cash and includes the cash balances of Delphi's Steering operations 2 - Net of $200 million liquidity block and estimated hedge obligation of $75 million beginning in November 2008 3 - Commitment under GM Agreement of up to $300 million; accelerated payables comprehended in the base cash